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                                                                    EXHIBIT 99.1

                       [PROSPERITY BANCSHARES, INC. LOGO]



PRESS RELEASE                                      For more information contact:


Prosperity Bancshares, Inc.(SM)                                      Dan Rollins
4295 San Felipe                                            Senior Vice President
Houston, Texas 77027                                                713.693.9300
                                                 danrollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE


                         PROSPERITY BANCSHARES, INC.(SM)
                            COMPLETES ACQUISITION OF
                              THE FIRST STATE BANK

            Houston Bank Holding Company Expands in Fort Bend County

HOUSTON, July 12, 2002. Prosperity Bancshares, Inc. (Nasdaq: PRSP) announced today that it has completed the acquisition of The First State Bank, Needville, Texas. In conjunction with the acquisition, Prosperity Bank's existing Needville Banking Center will relocate to The First State Bank building effective Monday, July 15, 2002. The proposed acquisition was announced on April 26, 2002.

Prosperity Bank's Needville Banking Center will be managed by O. W. Kunkel, Jr., Banking Center President; Walter W. Bothe, Senior Vice President; Ernest J Hrachovy, Senior Vice President; Dorothy Smith, Assistant Vice President and Lobby Manager; Matthew B.Kunkel, Vice President; Barbara Schroeder, Assistant Vice President; and Brenda S. Kunkel, Assistant Vice President.

"We have been looking for opportunities to expand in Fort Bend county for some time and are pleased that The First State Bank chose to become our partners," remarked David Zalman, Chairman of the Board and Chief Executive Officer of Prosperity Bank. "We have acquired property on

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Highway 36 in Needville and expect to begin construction of a new first class banking facility within the next few weeks to better serve our customers."

"I am pleased to report that we are focused on completing the operational integration of The First State Bank and anticipate completing the data processing conversion within the next few weeks," added H. E. "Tim" Timanus, Jr., President and Chief Operating Officer of Prosperity Bank(SM).

As of June 30, 2002, The First State Bank had total assets of $16.3 million, total deposits of $14.1 million and total loans of $5.4 million.

"Our customers will continue to enjoy the same style of personal banking they have enjoyed with The First State Bank," said Ollie Kunkel. "We are committed to Fort Bend County and are pleased to offer our customers the sophisticated products and services of Prosperity Bank."

Prosperity Bancshares, Inc.(SM), formed in 1983, is a $1.290 billion bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Trust and Investment Services, MasterMoney Debit Cards, and 24 hour voice response banking. The bank currently operates thirty-two (32) full service banking locations in fourteen (14) contiguous counties including the Greater Houston Metropolitan Area. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, East Bernard, Edna, El Campo, Fairfield, Goliad, Hitchcock, Houston - Bellaire, Houston - CityWest, Houston - Downtown, Houston - Highway 6 West, Houston - Medical Center, Houston
- Memorial, Houston - Post Oak, Houston - River Oaks, Houston - Tanglewood, Houston - Waugh Drive, Liberty, Magnolia, Mathis, Needville, Palacios, Sweeny, Victoria, West Columbia, and Wharton.)

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of Prosperity Bancshares, Inc.(SM) and its subsidiaries. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, may have been made in this document. Prosperity's results may differ materially from those in the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending,investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations; and weather. These factors are more fully described in Prosperity Bancshares, Inc.'s filings with the Securities and Exchange Commission.

Copies of Prosperity Bancshares, Inc.'s(SM) SEC filings may be downloaded from the Internet at no charge from FreeEDGAR, a real-time access to SEC filings site located at www.freeedgar.com.

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